Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only
SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 305 Madison Ave, 2nd Floor Morristown, NJ 07960 ( ) -	BATCH # ORDER # CATEGORY # REC’D O C

ORDER DEADLINE & DELIVERY: An original Stock Order Form, properly completed, signed and with full payment, must be received (not postmarked) on or before 2:00 p.m., Eastern time, on    , 2025. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address listed on this form, by using the postage paid Stock Order Reply Envelope provided, or by hand-delivery to Avidia Bank’s main office, located at 42 Main Street, Hudson, Massachusetts. Hand-delivered stock order forms will only be accepted at this location. Do not mail Stock Order Forms to Avidia Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	x $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 40,000 ($400,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order, from the purchaser, made payable to Avidia Bancorp, Inc. in the amount of:		$ .00

Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Avidia Bank line of credit checks may not be remitted as payment. Cash will only be accepted at Avidia Bank’s main office.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Avidia Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. Health savings accounts, individual retirement accounts and other retirement accounts held at Avidia Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	Avidia Bank Deposit Account Number	Withdrawal Amount(s)

$ .00
$ .00
$ .00
	Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

If you checked box (a) or (b) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

a.	Depositors of Avidia Bank with aggregate balances of at least $50 as of the close of business on December 31, 2023.	Account Title (Name(s) on Account)	Avidia Bank Deposit Account Number
b.	Depositors of Avidia Bank with aggregate balances of at least $50 as of the close of business on February 28, 2025.
c.	Employees, officers and directors of Avidia Bancorp, Assabet Valley Bancorp or Avidia Bank and corporators of Assabet Valley Bancorp who do not have a higher purchase priority.
Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:
d.	You are a resident of the following Massachusetts towns and cities:

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

In Middlesex County: Acton, Ashland, Ayer, Bedford, Boxborough, Concord, Framingham, Holliston, Hopkinton, Hudson, Lincoln, Littleton, Marlborough, Maynard, Natick, Sherborn, Shirley, Stow, Sudbury, Wayland, and Weston; and

In Worcester County: Auburn, Berlin, Bolton, Boylston, Clinton, Fitchburg, Gardner, Grafton, Harvard, Holden, Hopedale, Lancaster, Leominster, Lunenburg, Milford, Millbury, Northbridge, Northborough, Princeton, Shrewsbury, Southborough, Sterling, Sutton, Upton, West Boylston, Westborough, Westminster, and Worcester.

(6) MANAGEMENT Check if you are an Avidia Bank, Avidia Bancorp, Inc. or Assabet Valley Bancorp.: Director Officer Employee Corporator Immediate family member
e.	You are placing an order in the Community Offering, but (d) above does not apply.

(7) MAXIMUM PURCHASER IDENTIFICATION

Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you, your associates or by persons acting in concert with you. (continued on reverse side of form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/ entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/ Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received on or before 2:00 p.m., Eastern time, on    , 2025, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)

— ORDER NOT VALID UNLESS SIGNED —

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

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STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization, other than Avidia Bancorp, Inc., Avidia Bank or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

(2)	any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(3)

any relative or spouse of such person or any relative of such spouse, (i) who has the same home as such person or (ii) who is a director or officer of Assabet Valley Bancorp, Avidia Bank or Avidia Bancorp, Inc.

Acting in concert – The term “acting in concert” means:

(1)

persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock.

Persons living at the same address, whether or not related, will be deemed to be acting in concert unless otherwise determined by the board or such delegate(s). We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert. Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.

Directors of Avidia Bancorp, Inc. and Avidia Bank will not be deemed to be acting in concert solely as a result of their membership on any such board or boards.

Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Avidia Bancorp, Inc., this Stock Order Form may not be modified or canceled without Avidia Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $600,000 in all categories of the offering combined, for any person or entity, together with any associates or persons acting in concert with such person or entity, as set forth in the plan of conversion and the Prospectus dated   , 2025.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing, signing and submitting an original Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY AVIDIA BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE MASSACHUSETTS DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System and/or the Massachusetts Commissioner of Banks.

Please read the terms and conditions described in the Prospectus dated   , 2025, including the disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Avidia Bancorp, Inc. in the “Risk Factors” section, beginning on page  . Risks include, but are not limited to the following:

Risks Related to our Lending Activities

1.	Our commercial and industrial loans involve credit risks that could adversely affect our financial condition and results of operations.
2.	Our commercial real estate loans involve credit risks that could adversely affect our financial condition and results of operations.
3.	Our historical emphasis on one- to four-family residential mortgage loans exposes us to lending risks.
4.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
5.	If our allowance for credit losses is not sufficient to cover actual credit losses, our earnings could decrease.
6.	Environmental liability associated with our lending activities could result in losses.

Risks Related to Payments Processing Activities

7.	Our payment processors may be unable to satisfy obligations, in which case we may ultimately be liable.
8.	Fraud by merchants or others could have a material adverse effect on our business and financial condition.
9.	The potential for fraud in the card payment industry is significant and could adversely affect our business and results of operations.
10.	Changes in card and payment network rules, standards or fees could adversely affect our business or operations.
11.

Our business could suffer if consumer behaviors, or other factors, in connection with the use of prepaid cards change, or there are adverse developments with respect to the prepaid financial services industry in general.

12.	We may incur losses due to fraudulent and negligent acts, as well as errors, by third parties or our employees.
13.

The grant of bank charters and special purpose fintech charters by the Office of the Comptroller of the Currency to fintech companies could present a market risk to us generally and the payments processing business specifically.

14.	Regulatory and legal requirements applicable to the prepaid and debit card industry are unique and frequently changing.
15.

Changes in rules or standards set by the payment networks, or changes in debit network fees or products or interchange rates, could adversely affect our business, financial position and results of operations.

16.

If our prepaid and debit card and other deposit accounts generated by third parties were no longer classified as non-brokered deposits, we may have to rely more heavily on wholesale funding strategies to support our payments processing activities, which could have an adverse effect on our profitability.

17.	We face funds transfer and payments-related risks.

Risks Related to Market Interest Rates

18.	Prevailing high market interest rates have reduced our profits and asset values.

Risks Related to Economic Conditions

19.	Inflation can have an adverse impact on our business and on our customers.
20.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

21.	The soundness of other financial institutions could adversely affect us.

Risks Related to Our Funding

22.	Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our profitability.
23.	Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.
24.	If our deposits grow too large, we may lose the benefits of excess deposit insurance provided by the Depositors Insurance Fund.

Risks Related to Laws and Regulations

25.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
26.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
27.	Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
28.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

29.

We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

Risks Related to Competitive Matters

30.	Strong competition within our market area may limit our growth and profitability.

Risks Related to Operational Matters

31.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
32.	We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.
33.	We outsource critical operations to third-party service providers. Systems failures, interruptions and cybersecurity breaches could have a material adverse effect on us.
34.	We are subject to litigation risk, and any pending or potential litigation may have an adverse effect on our business, financial condition and results of operations.
35.	We operate as a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.
36.	The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.
37.	Acquisition transactions involve execution, financial and other risks.

Risks Related to Accounting Matters

38.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
39.	Changes in accounting standards could affect reported earnings.

Risks Related to the Stock Offering

40.	The future price of our common stock may be less than the purchase price in the stock offering.
41.

We have broad discretion in using the net proceeds of the stock offering. Our failure to effectively deploy the net proceeds of the stock offering may have an adverse effect on our financial performance and the value of our common stock.

42.

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

43.	Our stock-based benefit plans will increase our expenses, which will reduce our net income.
44.	The implementation of a stock-based benefit plan is likely to dilute your ownership interest.
45.

We have not determined when we will adopt one or more stock-based benefit plans following the conversion and stock offering. Stock-based benefit plans adopted more than one year following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase both our expenses and dilution to stockholders.

46.	Various factors may make takeover attempts more difficult to achieve.
47.

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

48.	You may not revoke your order to purchase Avidia Bancorp common stock in the subscription or in any community offering after you send us your order.
49.	The distribution of subscription rights could have adverse income tax consequences.

Risks Related to Our Contribution to the Charitable Foundation

50.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in the year in which we consummate the conversion and stock offering.
51.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

See Front of Stock Order Form

STOCK ORDER FORM INSTRUCTIONS — SIDE 1

STOCK INFORMATION CENTER: (  )   -

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum number of shares that may be purchased by an individual, or individuals exercising subscription rights through a single qualifying account held jointly is 40,000 shares ($400,000). Additionally, no person or entity, together with any associates or group of persons acting in concert may purchase more than 60,000 shares ($600,000) in all categories of the offering combined. Please see the Prospectus section entitled “The Conversion and Stock Offering – Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check, Money Order or Cash. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable directly to Avidia Bancorp, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Cash will only be accepted at Avidia Bank’s main office and will be converted to a bank check. Indicate the amount remitted. Interest will be calculated at 0.1% per annum from the date payment is processed until the offering is completed or terminated, at which time the subscriber will be issued a check for interest earned. Please do not remit wire transfers, an Avidia Bank line of credit check or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Avidia Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the contractual rate until the stock offering is completed. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from an Avidia Bank certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, health savings accounts, individual retirement accounts or other retirement accounts held at Avidia Bank may not be listed for direct withdrawal. For guidance on using retirement funds, whether held at Avidia Bank or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the    , 2025 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Avidia Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are an Avidia Bancorp, Assabet Valley Bancorp or Avidia Bank director, officer, corporator or employee, or a member of their immediate family.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, together with any associates or persons acting in concert, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form.

NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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STOCK ORDER FORM INSTRUCTIONS — SIDE 2

STOCK INFORMATION CENTER: (  )  -

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the first or second priority of the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025.

Buying Stock Jointly – To qualify in the first or second priority of the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the first or second priority of the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the MA Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-MA (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the first or second priority of the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the first and second priority of the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the first or second priority of the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Avidia Bank as of the close of business on December 31, 2023 or February 28, 2025.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Review the Prospectus carefully before making an investment decision. Deliver your completed and signed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) on or before 2:00 p.m., Eastern time, on    , 2025. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address listed on the front of the Stock Order Form, by using the enclosed postage paid Stock Order Reply Envelope, or by hand-delivery to Avidia Bank’s main office, located at 42 Main Street, Hudson, Massachusetts. Hand-delivered stock order forms will only be accepted at this location. You may not deliver this form to our other offices. Please do not mail Stock Order Forms to Avidia Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can only be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at (   )   -   , between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed on bank holidays.